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                                                                    Exhibit 21.1

                              List of Subsidiaries

1.      GTS Group, Inc. (Delaware)
2.      TeleSystems Services, Inc. (Delaware)
3.      San Francisco/Moscow Teleport, Inc. (Delaware)
4.      San Francisco International Teleport, Inc. (Delaware)
5.      SFMT, Inc. (Delaware)
6.      GTS Finance, Inc. (Delaware)
7.      SFMT-China, Inc. (Delaware)
8.      SFMT-CIS, Inc. (Delaware)
9.      SFMT (Cyprus) Limited (Cyprus)
10.     GTS-Czech, Inc. (Delaware)
11.     SFMT-Datacom, Inc. (Delaware)
12.     GTS-Europe South, Inc. (Delaware)
13.     GTS-Hermes, Inc. (Delaware)
14.     GTS-Hungaro, Inc. (Delaware)
15.     GTS-Poland, Inc. (Delaware)
16.     SFMT-Rusnet, Inc. (Delaware)
17.     SFMT-Sovintel 1, Inc. (Delaware)
18.     SFMT-Sovintel 2, Inc. (Delaware)
19.     GTS Cellular, Inc. (Delaware)
20.     GTS Transpacific Ventures Limited (Delaware)
21.     GTS-India, Inc. (Delaware)
22.     GTS-Bulgaria, Inc. (Delaware)
23.     Sovinet (Virginia General Partnership)
24.     Telecom Consulting & Advisory Services, Inc. (Delaware)
25.     C-Datacom International, Inc. (Delaware)
26.     GTS Management Services, Inc. (Delaware)
27.     Archangelsk Cellular Network (Russia)
28.     Astrakhan Mobile (Russia)
29.     Chuvashi Mobile (Russia)
30.     EDN Sovintel (Russia)
31.     Lipetsk Mobile (Russia)
32.     Mar Mobile (Russia)
33.     Penza Mobile (Russia)
34.     Prymtelefon (Russia)
35.     Saratov Mobile (Russia)
36.     SFIT, Ltd., Co. (Russia)
37.     SFMT-Irkutsk (Russia)
38.     SFMT-Krasnodar
39.     TeleRoss (Russia)
40.     SFMT-Novosibirsk (Russia)
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41.     SFMT-Tiumen (Russia)
42.     SFMT-Ufa (Russia)
43.     SFMT-Vladivostok (Russia)
44.     Sovam Teleport (Russia)
45.     Volgograd Mobile (Russia)
46.     Votec Mobile (Russia)
47.     Murmansk Mobile (Russia)
48.     Saratov Mobile (Russia)
49.     Parma Mobile (Russia)
50.     GTS Cellular (Russia)
51.     SFMT-Ekaterinburg (Russia)
52.     SFMT-Siktivkar (Russia)
53.     SFMT-Nizhny Novgorod (Russia)
54.     SFMT-Archangelsk (Russia)
55.     SFMT-Khabarovsk (Russia)
56.     TeleRoss Voronezh (Russia)
57.     TeleCommunications of Moscow (Russia)
58.     Sovam Teleport Kiev Division L.L.C. (Ukraine)
59.     Eurohivo (Hungary)
60.     Montana Telecom Ltd. (Hungary)
61.     GTS-Hungary (Hungary)
62.     GTS-System Ltd. (Hungary)
63.     CzechCom s.r.o. (Czech Republic)
64.     SFMT-Czech Net, spol. s.r.o. (Czech Republic)
65.     GTS-Ukraine (Ukraine)
66.     GTS Ukrainian Telesystems L.L.C. (Delaware)
67.     SIPF Bancomsviaz (Ukraine)
68.     Hermes Europe Railtel, B.V. (The Netherlands)
69.     Vostok Mobile, B.V. (The Netherlands)
70.     VM Resources, B.V. (The Netherlands)
71.     CommStruct International B.V. (The Netherlands)
72.     GTS S.A.M. (Monaco)
73.     GTS Monaco Access S.A.M. (Monaco)
74. Shanghai V-Tech Telecommunications and Engineering Limited Liability Company (China)
75.     Beijing Global Tong DaTelecommunications Systems Corporation Limited
        (China)
76.     Shanghai Global Intelligent TeleSystems Co., Ltd. (China)
77.     American China Investment Corporation (Canada)
78.     Beijing Tianmu Satellite Communications Technology Company, Ltd. (China)
79.     GTS China Investments L.L.C. (Delaware)
80.     C-Datacom International (France)
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81.     GTS-Bulgaria EOOD (Bulgaria)
82.     Sitel-VSAT s.r.o. (Slovakia)
83.     GTS-Vox Limited (England and Wales)
84.     Global TeleSystems (UK) Limited (England and Wales)